Exhibit 16.1

October 31, 2025
Securities and Exchange Commission 100 F Street N.E.
Washington, D.C. 20549

Dear Sirs/Madams:

RE: Nightfood Holdings, Inc.

We have read Item 4.01 of Nightfood Holdings, Inc.’s Form 8-K dated October 28, 2025, and we agree with the statements set forth in Item 4.01, insofar as they relate to our firm. We have no basis to agree or disagree with the other statements contained therein.

Yours truly,

Members of: WSCPA
Fruci & Associates II, PLLC
AICPA

802 N Washington

PO Box 2163
Spokane, Washington
99210-2163

P 509-624-9223 mail@fruci.com www.fruci.com